Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development (914) 921-7729

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports 2021 Third Quarter Results

-	Net income for the third quarter was $29.2 million vs. $16.4 million in 2020
-	Fully diluted third quarter EPS was $1.09 vs. $0.62 per share a year ago
-	September 30, 2021 AUM of $33.5 billion vs. $29.7 billion at September 30, 2020
-	Equity AUM was $31.9 billion at September 30, 2021 vs. $26.8 billion at September 30, 2020
-	Board authorizes 100% increase of the regular quarterly dividend to $0.04 per share

Greenwich, Connecticut, November 4, 2021 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported its operating results for the quarter ended September 30, 2021.
Third Quarter Results

Financial Highlights (Unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2021	September 30, 2020

U.S. GAAP Basis
Revenues	$75,907	$61,252
Operating income	40,676	31,842
Net income	29,161	16,435
Diluted earnings per common share	$1.09	$0.62
Weighted average diluted shares outstanding	26,832	26,613
Shares outstanding	27,096	27,485

Assets Under Management
AUM - end of period (in millions)	$33,539	$29,692
AUM - average (in millions)	34,625	30,326

Giving Back to Society – (Y)our “S” in ESG

Management plans to ask the Board of Directors of GAMCO to approve a new shareholder designated charitable contribution (“SDCC”). Since the inception of GAMCO’s SDCC program in 2013, shareholders have designated charitable gifts of close to $37 million to more than 280 charitable organizations. When combined with our other charitable donations, this boosts our total contributions to approximately $62 million since our initial public offering in February 1999.

This charitable program underscores our commitment to giving back to society which emanated in part from our management of socially responsible portfolios since 1987.  Later, we integrated ESG  (environmental, social, and governance) factors into our investment process.

New Climate and Environmental Initiative

In February 2021, we launched Love Our Planet & People (NYSE: LOPP), an actively managed, semi-transparent ETF with an investment emphasis on the “E” in ESG –the environment is essential to the future of our planet.  Shareholders of the fund do not pay any fees or expenses of LOPP.

Revenues

-	Total revenues for the third quarter of 2021 were $75.9 million compared with $61.3 million in the third quarter of 2020.

-	Investment advisory fees were $69.1 million in the third quarter of 2021 versus $54.9 million in the year ago quarter:

-	Gabelli Funds’ revenues were $48.0 million compared to $38.9 million in the third quarter of 2020.

-
Institutional and Private Wealth Management revenues, which are generally billed on portfolio values at the beginning of the quarter, were $19.2 million compared to $14.8 million in last year’s third quarter.

-	SICAV revenues were $1.9 million for the third quarter of 2021 as compared to $1.2 million in the year ago quarter.

-	Distribution fees from our equity mutual funds and other income were $6.8 million during the third quarter of 2021 and $6.4 million in the prior year quarter.

Operating Income

For the third quarter of 2021, operating income was $40.7 million versus $31.8 million in the third quarter of 2020.

Non-Operating Income

Mark-to-market investment losses were $1.2 million in the third quarter of 2021 versus losses of $3.1 million in the third quarter of 2020. Interest expense was $0.8 million in the third quarter of 2021 versus $0.7 million in the third quarter of 2020. In the year ago third quarter, SDCC expense was $5.4 million.

Income Taxes

GAMCO’s effective tax rate for the quarter ended September 30, 2021 was 24.5% versus 27.4% for the quarter ended September 30, 2020.

Business Highlights

-	We completed two rights offerings:

-	On July 21st, the Gabelli Equity Trust (NYSE: GAB) completed a rights offering that raised approximately $144 million.

-	On August 30th, the Gabelli Multimedia Trust Inc. (NYSE: GGT) completed an offering that raised approximately $18 million.

-	On September 9th, we hosted our 27th Annual Aerospace & Defense Symposium in New York City. The symposium featured leading companies in the Aerospace and Defense industries.

Subsequent to the end of the 3rd quarter:

-	On October 7th, the Gabelli Dividend & Income Trust (NYSE: GDV) completed the offering of $150 million of 4.25% Series K Cumulative Preferred Shares.

-	On October 15th, the Gabelli Healthcare & Wellness Trust (NYSE: GRX) completed a private placement of $40 million of 4% Series E Cumulative Preferred Shares.

-	On November 1st, the Gabelli Global Small and Mid Cap Value Trust (NYSE: GGZ) raised a similar $40 million via a private placement of 4% Series B Cumulative Preferred Shares.

-
On November 1st and 2nd, we hosted our 45th Annual Automotive Symposium, “Batteries Included” in Las Vegas. The symposium featured presentations from senior management of leading automotive and electric vehicle suppliers, with an emphasis on the battery ecosystem, technological innovation, and industry dynamics.

Balance Sheet

GAMCO ended the quarter with cash and investments of $182.2 million and $52.1 million of subordinated debt maturing on June 15, 2023.

Return to Shareholders

During the quarter, GAMCO paid a regular dividend of $0.02 per share and purchased 92,427 shares for $2.5 million at an average price of $26.65 per share. From October 1, 2021 to November 4, 2021, the Company has purchased 86,028 shares at an average price of $24.65 per share.

On November 4, 2021, GAMCO’s board of directors declared a regular quarterly dividend of $0.04 per share, an increase of 100%, which is payable on December 28, 2021 to class A and class B shareholders of record on December 14, 2021.

About GAMCO Investors, Inc.

GAMCO is known for its research-driven approach to equity investing. GAMCO conducts its investment advisory business principally through two subsidiaries: GAMCO Asset Management Inc. (approximately 1,400 institutional and private wealth separate accounts, principally in the U.S.) and Gabelli Funds, LLC (24 open-end funds, 14 closed-end funds, 2 actively managed semi-transparent ETFs, and a SICAV). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors.

GAMCO offers a wide range of solutions for clients across Value, Growth Equity, ESG, Convertibles, actively managed semi-transparent ETFs, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and Fixed Income. In 1977, GAMCO launched its flagship All Cap Value strategy, Gabelli Value, and in 1986 launched its mutual fund business.

Table I: Assets Under Management and Fund Flows - 3rd Quarter 2021 (in millions)
					Fund
				Market	distributions,
	June 30,	Client	Client	appreciation/	net of	September 30,	September 30,
	2021	Inflows	Outflows	(depreciation)	reinvestments	2021	2020
Equities:
Mutual Funds	$10,206	$235	$(400)	$(179)	$(6)	$9,856	$8,855
Closed-end Funds	8,499	163	(213)	(88)	(123)	8,238	7,017
Institutional & PWM (a)	13,590	111	(382)	(268)	-	13,051	10,539
SICAV	665	88	(11)	(14)	-	728	437
Total Equities	32,960	597	(1,006)	(549)	(129)	31,873	26,848

100% U.S. Treasury Fund	1,633	667	(666)	-	-	1,634	2,822
Institutional & PWM Fixed Income	32	-	-	-	-	32	22
Total Treasuries & Fixed Income	1,665	667	(666)	-	-	1,666	2,844
Total Assets Under Management	$34,625	$1,264	$(1,672)	$(549)	$(129)	$33,539	$29,692

(a) Includes $154, $178, and $196 of 100% U.S. Treasury Fund AUM at June 30, 2021, September 30, 2021, and September 30, 2020, respectively.

Table II
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Investment advisory and incentive fees	$69,147	$54,894	$199,502	$168,637
Distribution fees and other income	6,760	6,358	19,957	19,741
Total revenues	75,907	61,252	219,459	188,378

Compensation costs (a) (b)	21,965	17,722	83,945	72,488
Management fee expense (b)	-	-	5,552	3,725
Distribution costs	7,781	6,994	22,523	21,258
Other operating expenses	5,485	4,694	19,460	14,982
Total expenses	35,231	29,410	131,480	112,453

Operating income	40,676	31,842	87,979	75,925

Investment gain/(loss)	(1,218)	(3,092)	2,735	(12,361)
Interest expense	(814)	(691)	(2,101)	(1,985)
Shareholder-designated contribution	-	(5,436)	-	(5,436)
Non-operating gain/(loss)	(2,032)	(9,219)	634	(19,782)

Income before income taxes	38,644	22,623	88,613	56,143
Provision for income taxes	9,483	6,188	26,401	17,173
Net income	$29,161	$16,435	$62,212	$38,970

Net income:
Basic	$1.11	$0.62	$2.36	$1.46
Diluted	$1.09	$0.62	$2.32	$1.46

Weighted average shares outstanding:
Basic	26,222	26,531	26,310	26,615
Diluted	26,832	26,613	26,863	26,679

Actual shares outstanding (c)	27,096	27,485	27,096	27,485

(a) For the nine months ended September 30, 2020, compensation costs were reduced by $1,409 due to indexing of deferred compensation to the GBL stock price.
(b) The CEO waiver reduced compensation costs by $10,063, $8,546, $10,063, and $8,546, respectively and management fee expense by $2,858, $1,408, $2,858, and $1,408, respectively.
(c) Includes 909 and 1,020 RSA shares at September 30, 2021 and 2020, respectively.

Table III
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	September 30,	December 31,	September 30,
	2021	2020	2020

ASSETS
Cash, cash equivalents, and U.S. Treasury Bills	$152,615	$98,313	$125,242
Investments in securities	29,561	25,845	15,071
Receivable from brokers	4,629	5,833	5,688
Other receivables	28,137	34,054	23,232
Deferred tax asset and income tax receivable	9,058	9,462	10,608
Other assets	12,330	11,895	11,318
Total assets	$236,330	$185,402	$191,159

LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to brokers	$75	$1	$-
Securities sold, not yet purchased	-	799	-
Income taxes payable	2,414	3,910	360
Compensation payable	47,767	21,543	32,094
Accrued expenses and other liabilities	45,787	48,023	42,766
Sub-total	96,043	74,276	75,220
5.875% Senior Notes (due June 1, 2021)	-	24,215	24,209
Subordinated Notes (due June 15, 2023)	52,102	-	-
Total liabilities	148,145	98,491	99,429

Stockholders' equity (a)	88,185	86,911	91,730

Total liabilities and stockholders' equity	$236,330	$185,402	$191,159

(a) Shares outstanding of 27,096, 27,503, and 27,485, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that may cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of named executive officer compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Annual Report on Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

Gabelli Funds, LLC is a registered investment adviser with the Securities and Exchange Commission and is a wholly owned subsidiary of GAMCO Investors, Inc. (NYSE: GBL).
Investors should carefully consider the investment objectives, risks, charges and expenses of the Fund before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing. To obtain a prospectus, please call 800 GABELLI or visit www.gabelli.com